UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 19, 2010
Patterson-UTI Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-22664 (Commission File Number)	75-2504748 (IRS Employer Identification No.)
450 Gears Road, Suite 500, Houston, Texas 77067
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (281) 765-7100
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 19, 2010, Patterson-UTI Energy, Inc. (the “Company”) entered into a Credit Agreement (the “2010 Credit Agreement”) among the Company, as borrower, Wells Fargo Bank, N.A., as administrative agent, letter of credit issuer, swing line lender and lender, and each of the other letter of credit issuer and lender parties thereto. The 2010 Credit Agreement is a committed senior unsecured credit facility that permits aggregate borrowings of up to $500 million pursuant to a revolving credit facility and a term loan facility.
     The revolving credit facility permits aggregate borrowings of up to, at any time outstanding, $400 million, which contains a letter of credit facility that, at any time outstanding, is limited to $150 million and a swing line facility that, at any time outstanding, is limited to $40 million. Subject to customary conditions, the Company may request that the lenders’ aggregate commitments with respect to the revolving credit facility be increased by up to $100 million, not to exceed total commitments of $500 million. The maturity date for the revolving facility is August 19, 2013.
     The term loan facility permits a single-advance term loan of up to $100 million (the “Term Loan Facility”). On August 19, 2010, the Company drew down the entire amount of the Term Loan Facility. The Term Loan Facility is payable in quarterly principal installments commencing November 19, 2010, and the installment amounts vary from 1.25% of the original principal amount for each of the first four quarterly installments, 2.50% of the original principal amount for each of the subsequent eight quarterly installments, 5.00% of the original principal amount for the next subsequent three quarterly installments and the remainder at maturity. The maturity date for the Term Loan Facility is August 19, 2014.
     Loans under the 2010 Credit Agreement bear interest by reference, at the Company’s election, to the LIBOR rate or base rate, provided, that swing line loans bear interest by reference only to the base rate. The applicable margin on LIBOR rate loans varies from 2.75% to 3.75% and the applicable margin on base rate loans varies from 1.75% to 2.75%, in each case determined based upon the Company’s debt to capitalization ratio. A letter of credit fee is payable by the Company equal to the applicable margin for LIBOR rate loans times the daily amount available to be drawn under outstanding letters of credit. The commitment fee payable to the lenders also varies from 0.50% to 0.75% based upon the Company’s debt to capitalization ratio.
     Each domestic subsidiary of the Company other than any immaterial subsidiary will unconditionally guarantee all existing and future indebtedness and liabilities of the Company and the other guarantors arising under the 2010 Credit Agreement and other loan documents. Such guarantees also cover obligations of the Company and any subsidiary of the Company arising under any interest rate swap contract with any person while such person is a lender or affiliate of a lender under the 2010 Credit Agreement.
     The 2010 Credit Agreement requires compliance with two financial covenants. The Company must not permit its debt to capitalization ratio to exceed 45% at any time. The 2010 Credit Agreement generally defines the debt to capitalization ratio as the ratio of (a) total borrowed money indebtedness to (b) the sum of such indebtedness plus consolidated net worth, with consolidated net worth determined as of the last day of the most recently ended fiscal quarter. The Company also must not permit the interest coverage ratio as of the last day of a fiscal quarter to be less than 3.00 to 1.00. The 2010 Credit Agreement generally defines the interest coverage ratio as the ratio of EBITDA to interest charges. The 2010 Credit Agreement also contains customary representations, warranties, indemnities and affirmative and negative covenants.
     Events of default under the 2010 Credit Agreement include failure to pay principal or interest when due, failure to comply with the financial and operational covenants, as well as a cross default event, Loan Document (as defined in the 2010 Credit Agreement) enforceability event, change of control event and bankruptcy and other insolvency events. If an event of default occurs and is continuing, then a majority of the lenders have the right, among others, to (i) terminate the commitments under the 2010 Credit Agreement, (ii) accelerate and require the Company to repay all the outstanding amounts owed under any Loan Document (provided that in limited circumstances with respect to insolvency and bankruptcy of the Company, such acceleration is automatic), and (iii) require the Company to cash collateralize any outstanding letters of credit.
     The identity of each party to the Credit Agreement is set forth on the signature pages thereto. The above description of the Credit Agreement is qualified in its entirety by reference to the complete text of the Credit Agreement filed as Exhibit 10.1 hereto, which is hereby incorporated herein by reference.
Item 1.02. Termination of a Material Definitive Agreement.
     In connection with and effective upon the closing of the 2010 Credit Agreement, the Company terminated its then-existing Credit Agreement dated as of March 20, 2009 (the “2009 Credit Agreement”), among the Company, as borrower, Wells Fargo Bank, N.A., as administrative agent, letter of credit issuer, swing line lender and a lender, and the financial institutions party thereto, and, other than all letters of credit then outstanding, all documents and agreements contemplated by and relating to the 2009 Credit Agreement. All letters of credit outstanding under the 2009 Credit Agreement continued uninterrupted and were deemed to have been issued under the 2010 Credit Agreement. The termination of the 2009 Credit Agreement was a condition precedent to the closing of the 2010 Credit Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information under Item 1.01 is incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
10.1	Credit Agreement dated August 19, 2010, among Patterson-UTI Energy, Inc., as borrower, Wells Fargo Bank, N.A., as administrative agent, letter of credit issuer and lender and each of the other letter of credit issuer and lender parties thereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PATTERSON-UTI ENERGY, INC.
Date: August 19, 2010	By:	/s/ John E. Vollmer III
John E. Vollmer III
Senior Vice President-Corporate Development, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Credit Agreement dated August 19, 2010, among Patterson-UTI Energy, Inc., as borrower, Wells Fargo Bank, N.A., as administrative agent, letter of credit issuer and lender and each of the other letter of credit issuer and lender parties thereto.